Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Tom Paulson	Kathryn Lovik
Vice President and Chief Financial Officer	Director, Global Corporate
763-540-1204	Communications
763-540-1212

Tennant Company Reports 2013 First Quarter Results

First quarter diluted EPS of $0.27, or $0.29 as adjusted, on net sales of $168.1 million;
Gross margin of 43.1 percent within target range of 43 to 44 percent;
New product introductions under way;
Company reaffirms 2013 full year guidance

MINNEAPOLIS, April 22, 2013 - Tennant Company (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, today reported net earnings of $5.1 million, or $0.27 per diluted share, on net sales of $168.1 million for the first quarter ended March 31, 2013. The 2013 first quarter included two special items. The company took a $1.4 million pre-tax restructuring charge, or $0.05 per diluted share, to rightsize the European operations, given continued challenging economic conditions there. This was partially offset by a $0.6 million, or $0.03 per diluted share, tax benefit, related to the retroactive reinstatement of the 2012 U.S. Federal R&D Tax Credit. Excluding these special items, adjusted 2013 first quarter earnings totaled $5.5 million, or $0.29 per diluted share. (See the Supplemental Non-GAAP Financial Table.) In the 2012 first quarter, Tennant reported net earnings of $5.3 million, or $0.28 per diluted share, on net sales of $173.7 million.
Commented Chris Killingstad, Tennant Company's president and chief executive officer: “We expected increased sales, even though our first quarter is traditionally our slowest and most unpredictable quarter. The first two months came in as anticipated, but March sales were a bit below our expectations. This was primarily due to a slower than anticipated transition to new products, coupled with sluggish sales of city cleaning equipment in all geographies.”
Killingstad added: “On a positive note, we see growing momentum in new product orders and continued growth in our global strategic accounts and our overall business in the Americas. As a result, we are reaffirming our previously provided 2013 guidance range, and anticipate a stronger second half than first half.”

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Page 2 – Tennant Company Reports 2013 First Quarter Results

Operating Review
The company's 2013 first quarter consolidated net sales of $168.1 million decreased 3.2 percent compared to $173.7 million in the prior year quarter. Unfavorable foreign currency exchange impacted consolidated net sales by approximately 1.0 percent. Organic net sales, which exclude the impact of foreign currency exchange (and acquisitions when applicable), decreased approximately 2.2 percent.
Geographically, sales increased 1.6 percent in the Americas, driven by broad-based growth in Latin America and also sales of industrial equipment in North America, including scrubbers equipped with ec-H2O™ technology. Organic sales rose approximately 2.6 percent, excluding an unfavorable foreign currency exchange impact of about 1.0 percent. Sales in the Europe, Middle East and Africa (EMEA) region were down 10.5 percent, and there was minimal foreign currency exchange impact. Tennant's sales of city cleaning equipment continue to be constrained primarily due to tight municipal spending in Europe; excluding that part of the business, sales strengthened in several key countries. Sales in the Asia Pacific region were in line with expectations and declined 15.4 percent, or down approximately 12.4 percent organically, with an unfavorable foreign currency exchange impact of about 3.0 percent. Sales in China declined approximately 15 percent due primarily to unusually large sales of city cleaning equipment in the 2012 first quarter and, excluding those deals, sales in China grew about 20 percent in the 2013 first quarter.
Tennant's gross margin in the 2013 first quarter was 43.1 percent versus 43.4 percent in the prior year quarter, and was within the company's target range of 43 to 44 percent. Gross margin was adversely impacted by lower sales volume and mix of products sold.
For the 2013 first quarter, Tennant's research and development (R&D) spending totaled $7.5 million, or 4.5 percent of sales, compared to $7.3 million, or 4.2 percent of sales, in the prior year quarter. Tennant continued to invest in developing innovative new products for its traditional core business, as well as investing in its Orbio business, which is focused on advancing a platform of chemical-free and other sustainable, water-based cleaning technologies.
Selling and administrative expense (S&A) in the 2013 first quarter totaled $58.1 million, or 34.6 percent of sales, and $56.7 million as adjusted or 33.7 percent of sales as adjusted, versus $59.7 million, or 34.4 percent of sales, in the first quarter last year. Said Killingstad, “We continued to make progress on our S&A leverage. S&A spending as adjusted on a dollar basis decreased 5.1 percent and was down 70 basis points as a percent of sales in the 2013 first quarter compared to a year ago.”
Tennant's 2013 first quarter operating profit was $6.9 million, or 4.1 percent of sales, versus an operating profit of $8.3 million, or 4.8 percent of sales, in the year ago quarter. As adjusted, Tennant's 2013 first quarter operating profit was $8.3 million, or 5.0 percent of sales. The 20 basis point increase in adjusted operating profit was a result of improved S&A leverage, more than offsetting the slightly lower gross margin and higher R&D spending in the 2013 first quarter.

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Page 3 – Tennant Company Reports 2013 First Quarter Results

Cash from operations, which is typically negative in the first quarter due to the seasonality in the business, was a positive $7.3 million versus a negative $2.9 million in the year earlier quarter. The company's total debt was $31.8 million, down from $36.0 million at the end of the prior year quarter. Cash on the balance sheet totaled $49.8 million, up from $39.5 million a year ago. The company's stock repurchases in the market during the quarter totaled approximately 159,000 shares at a cost of $7.5 million.
Product Highlights
Scrubbers equipped with Tennant's ec-H2O technology continued to outperform the company's overall equipment portfolio in the 2013 first quarter. In addition, Tennant is executing against one of the most robust new product and technology pipelines in the company's history. Tennant introduced 17 new products in the 2012 fourth quarter and will launch an additional 25 new products in 2013, including the:

•	T12 rider scrubber, which is the first new product in Tennant's redesigned modular large equipment portfolio;

•	T3 orbital scrubber, which provides a chemical-free way to clean and strip floors; and

•	B10, Tennant's first rider burnisher, which enables rapid cleaning and polishing of large areas.
These new core equipment offerings are engineered to improve cleaning performance and operator safety, lower operating costs and reduce environmental impact. Tennant remains committed to being an industry innovation leader and aims to set the standard for sustainable cleaning around the world.
Business Outlook
Killingstad said, “We expect 2013 sales to be stronger in the back half of the year, as the new product sales momentum accelerates and growth continues in global strategic accounts and our overall Americas business.”
Tennant Company continues to estimate 2013 full year adjusted earnings in the range of $2.20 to $2.50 per diluted share on net sales in the range of $750 million to $770 million. Including the 2013 first quarter special items of a net loss of $0.02 per diluted share, the Company expects 2013 full year diluted earnings per share in the range of $2.18 to $2.48. For the 2012 full year, adjusted diluted earnings per share were $2.08 on net sales of $739 million. (See the Supplemental Non-GAAP Financial Table.)
The company's 2013 annual financial outlook includes the following expectations:

•	Modest economic improvement in North America, continued uncertainty in Europe and steady growth in emerging markets;

•	Unfavorable foreign currency impact on sales for the full year in the range of 0 to 1 percent;
•Gross margin performance similar to 2012;

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Page 4 – Tennant Company Reports 2013 First Quarter Results

•	R&D expense of approximately 4 percent of sales, as the company continues to invest in its core products and in water-based cleaning technologies; and

•	Capital expenditures in the range of $18 million to $20 million.
Tennant will continue to manage its business with a focus on operational excellence and strong cost controls, and make selective investments in innovative technologies and other key strategic priorities.
Conference Call
Tennant will host a conference call to discuss the 2013 first quarter results today, April 22, 2013, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call will be available via webcast on the investor portion of Tennant's website. To listen to the call live, go to www.tennantco.com and click on Company, Investors. A taped replay of the conference call will be available at www.tennantco.com for approximately two weeks after the call.
Company Profile
Minneapolis-based Tennant Company (NYSE: TNC) is a world leader in designing, manufacturing and marketing solutions that help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; chemical-free and other sustainable cleaning technologies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant has manufacturing operations in Minneapolis, Minn.; Holland, Mich.; Louisville, Ky.; Uden, The Netherlands; the United Kingdom; São Paulo, Brazil; and Shanghai, China; and sells products directly in 15 countries and through distributors in more than 80 countries. For more information, visit www.tennantco.com.
Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: geopolitical and economic uncertainty throughout the world; the competition in our business; our ability to effectively manage organizational changes; our ability to comply with laws and regulations; our ability to attract and retain key personnel; our ability to develop and fund new innovative products and services; unforeseen product liability claims or product quality issues; our ability to successfully upgrade and evolve the capabilities of our computer systems; the occurrence of a significant business interruption; the relative strength of the U.S. dollar, which affects the cost of our materials and products purchased and sold internationally; the occurrence of disruptions to our supply and delivery chains; fluctuations in the cost or availability of raw materials and purchased components; and the impact of the economic uncertainty on our customers' ability to obtain credit.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. For additional information about factors that could materially affect Tennant's results, please see our other Securities and Exchange Commission filings, including disclosures under “Risk Factors.”

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We do not undertake to update any forward-looking statement, and investors are advised to consult any further disclosures by us on this matter in our filings with the Securities and Exchange Commission and in other written statements we make from time to time. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.
Non-GAAP Financial Measures
This news release includes presentations of non-GAAP measures that include or exclude special items. Management believes that the non-GAAP measures provide useful information to investors regarding the company's results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company's operating performance for the current, past or future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends, and to gain an understanding of the comparative operating performance of the company. See the Supplemental Non-GAAP Financial Table.

FINANCIAL TABLES FOLLOW

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Page 6 – Tennant Company Reports 2013 First Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In thousands, except shares and per share data)	Three Months Ended
	March 31
	2013	2012
Net Sales	$168,092	$173,712
Cost of Sales	95,569	98,393
Gross Profit	72,523	75,319
Gross Margin	43.1%	43.4%
Operating Expense (Income):
Research and Development Expense	7,518	7,270
Selling and Administrative Expense	58,122	59,714
Total Operating Expense	65,640	66,984
Profit from Operations	6,883	8,335
Operating Margin	4.1%	4.8%
Other Income (Expense):
Interest Income	114	310
Interest Expense	(467)	(712)
Net Foreign Currency Transaction Losses	(324)	(230)
Other Income, Net	6	35
Total Other Expense, Net	(671)	(597)
Profit Before Income Taxes	6,212	7,738
Income Tax Expense	1,153	2,414
Net Earnings	$5,059	$5,324

Earnings per Share:
Basic	$0.28	$0.28
Diluted	$0.27	$0.28

Weighted Average Shares Outstanding:
Basic	18,343,933	18,722,156
Diluted	18,889,317	19,228,272

Cash Dividend Declared per Common Share	$0.18	$0.17

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In thousands)	Three Months Ended
	March 31
	2013	2012	%
Americas	$113,247	$111,413	1.6
Europe, Middle East and Africa	39,191	43,804	(10.5)
Asia Pacific	15,654	18,495	(15.4)
Total	$168,092	$173,712	(3.2)
(1) Net of intercompany sales.

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Page 7 – Tennant Company Reports 2013 First Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	March 31,	December 31,	March 31,
	2013	2012	2012
ASSETS
Current Assets:
Cash and Cash Equivalents	$49,755	$53,940	$39,537
Restricted Cash	188	187	3,292
Accounts Receivable, Net	130,427	138,147	123,981
Inventories	64,126	58,136	68,128
Prepaid Expenses	13,177	11,309	11,687
Deferred Income Taxes, Current Portion	10,294	11,339	10,483
Other Current Assets	253	388	115
Total Current Assets	268,220	273,446	257,223
Property, Plant and Equipment	294,884	294,910	292,347
Accumulated Depreciation	(210,437)	(208,717)	(205,053)
Property, Plant and Equipment, Net	84,447	86,193	87,294
Deferred Income Taxes, Long-Term Portion	10,352	10,989	16,365
Goodwill	19,798	19,717	20,442
Intangible Assets, Net	19,929	21,393	23,532
Other Assets	9,503	9,022	5,717
Total Assets	$412,249	$420,760	$410,573

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$1,567	$2,042	$4,156
Accounts Payable	51,580	47,002	44,238
Employee Compensation and Benefits	24,999	33,021	23,295
Income Taxes Payable	1,019	785	354
Other Current Liabilities	36,876	38,844	36,401
Total Current Liabilities	116,041	121,694	108,444
Long-Term Liabilities:
Long-Term Debt	30,200	30,281	31,836
Employee-Related Benefits	25,784	25,873	38,542
Deferred Income Taxes, Long-Term Portion	3,164	3,325	3,551
Other Liabilities	4,577	4,533	3,897
Total Long-Term Liabilities	63,725	64,012	77,826
Total Liabilities	179,766	185,706	186,270
Shareholders’ Equity:
Preferred Stock	—	—	—
Common Stock	6,911	6,924	7,061
Additional Paid-In Capital	23,928	22,398	15,922
Retained Earnings	233,134	236,065	228,137
Accumulated Other Comprehensive Loss	(31,490)	(30,333)	(26,817)
Total Shareholders’ Equity	232,483	235,054	224,303
Total Liabilities and Shareholders’ Equity	$412,249	$420,760	$410,573

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Page 8 – Tennant Company Reports 2013 First Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)	Three Months Ended
	March 31
	2013	2012
OPERATING ACTIVITIES
Net Earnings	$5,059	$5,324
Adjustments to reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation	4,492	4,464
Amortization	644	776
Deferred Income Taxes	1,537	(998)
Share-Based Compensation Expense	1,707	1,690
Allowance for Doubtful Accounts and Returns	313	286
Other, Net	5	(25)
Changes in Operating Assets and Liabilities:
Accounts Receivable	5,939	5,107
Inventories	(7,097)	(2,851)
Accounts Payable	5,816	(1,176)
Employee Compensation and Benefits	(8,736)	(10,310)
Other Current Liabilities	(469)	(3,056)
Income Taxes	(1,847)	3,477
U.S. Pension Plan Contributions	—	(846)
Other Assets and Liabilities	(100)	(4,792)
Net Cash Provided by Operating Activities	7,263	(2,930)

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(4,017)	(4,219)
Proceeds from Disposals of Property, Plant and Equipment	39	138
Proceeds from Sale of Business	699	—
Net Cash Used for Investing Activities	(3,279)	(4,081)

FINANCING ACTIVITIES
Payment of Long-Term Debt	(428)	(967)
Purchases of Common Stock	(7,515)	(4,109)
Proceeds from Issuance of Common Stock	2,795	1,624
Tax Benefit on Stock Plans	708	612
Dividends Paid	(3,314)	(3,203)
Net Cash Used for Financing Activities	(7,754)	(6,043)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(415)	252
Net Increase in Cash and Cash Equivalents	(4,185)	(12,802)
Cash and Cash Equivalents at Beginning of Period	53,940	52,339
Cash and Cash Equivalents at End of Period	$49,755	$39,537

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Page 9 – Tennant Company Reports 2013 First Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended
	March 31
	2013	2012

Net Sales	$168,092	$173,712

Cost of Sales	95,569	98,393
Gross Profit - as reported	72,523	75,319
Gross Margin	43.1%	43.4%

Operating Expense (Income):
Research and Development Expense	7,518	7,270
Selling and Administrative Expense	58,122	59,714
Total Operating Expense	65,640	66,984

Profit from Operations - as reported	$6,883	$8,335
Operating Margin	4.1%	4.8%
Adjustments:
Restructuring Charge	1,440	—
Profit from Operations - as adjusted	$8,323	$8,335
Operating Margin	5.0%	4.8%

Other Income (Expense):
Interest Income	114	310
Interest Expense	(467)	(712)
Net Foreign Currency Transaction Losses	(324)	(230)
Other Income, Net	6	35
Total Other Expense, Net	(671)	(597)

Profit Before Income Taxes - as reported	$6,212	$7,738
Adjustments:
Restructuring Charge	1,440	—
Profit Before Income Taxes - as adjusted	$7,652	$7,738

Income Tax Expense - as reported	$1,153	$2,414
Adjustments:
Restructuring Charge	417	—
Discrete Tax Item Related to 2012 R&D Tax Credit	582	—
Income Tax Expense - as adjusted	$2,152	$2,414

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Page 10 – Tennant Company Reports 2013 First Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended
	March 31
	2013	2012

Net Earnings - as reported	$5,059	$5,324
Adjustments:
Restructuring Charge	1,023	—
Discrete Tax Item Related to 2012 R&D Tax Credit	(582)	—
Net Earnings - as adjusted	$5,500	$5,324

Earnings per Share:
Basic	$0.28	$0.28
Diluted Earnings per Share - as reported	$0.27	$0.28
Adjustments:
Restructuring Charge	0.05	—
Discrete Tax Item Related to 2012 R&D Tax Credit	(0.03)	—

Diluted Earnings per Share - as adjusted	$0.29	$0.28

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Full
Year
2012

Diluted Earnings per Share - as reported	$2.18
Adjustments:
International Entity Restructuring	(0.11)
Gain on Sale of Business	(0.03)
Restructuring Charge	0.04

Diluted Earnings per Share - as adjusted	$2.08

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